REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees of the Mutual Fund Series Trust and the Shareholders of JAG Large Cap Growth Fund


In planning and performing our audit of the financial statements of the
 JAG Large Cap Growth Fund (the
Fund), a series of shares of beneficial interest of the Mutual Fund Series Trust,as of and for the period ended September 30, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.
 A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of
 America (GAAP). A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are
recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of
management and trustees of the company; and (3) provide reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use or disposition of the companys assets that could have a
material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the
risk that controls may become inadequate because of changes in conditions or that the degree of
compliance with the policies or procedures may deteriorate. A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.






Our consideration of the Funds internal control over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight
Board (United States). However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses, as defined above, as of September 30, 2012.

This report is intended solely for the information and use of management, the shareholders of the JAG
Large Cap Growth Fund, the Board of Trustees of the Mutual Fund Series Trust,
 and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





		BBD, LLP


Philadelphia, Pennsylvania
November 27, 2012